As filed with the Securities and Exchange Commission on March 25, 1997

                                          Registration No. 33-322737




                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                              POST-EFFECTIVE
                             AMENDMENT NO. 1
                                    to
                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933



                    FEDERATED DEPARTMENT STORES, INC.

                           151 West 34th Street
                         New York, New York 10001
                              (212) 695-4400

                                  -and-

 Delaware                 7 West Seventh Street             13-3324058
(State of                Cincinnati, Ohio  45202            (I.R.S. Employer
incorporation)                (513) 579-7000                Identification
                                                            Number)



                    FEDERATED DEPARTMENT STORES, INC.
             NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN


                Copies of notices and other communications
                            should be sent to:
     Dennis J. Broderick, Esq.                    Mark E. Betzen, Esq.
   Senior Vice President, General              Jones, Day, Reavis & Pogue
      Counsel, and Secretary                   2300 Trammell Crow Center
  Federated Department Stores, Inc.                 2001 Ross Avenue
       7 West Seventh Street                      Dallas, Texax  75201
      Cincinnati, Ohio  45202                        (214) 220-3939
         (513) 579-7000






     This Amendment is filed for the sole purpose of filing a revised opinion of counsel as Exhibit 5 hereto.

Item 8.  Exhibits

     4.1     --   Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (the "1994 Form 10-K"))

     4.2     --   By-Laws of the Company (incorporated by
                  reference to Exhibit 3.2 to the 1994 Form 10-K)

     4.3     --   Rights Agreement between the Company and
                  the Rights Agent thereunder (incorporated by reference to Exhibit 4.3 to the 1994 Form 10-K)

     5       --   Opinion of Counsel

    23       --   Consent of KPMG Peat Marwick LLP*

    24       --   Powers of Attorney*

















_____________________

     * Previously filed.




                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on March 25, 1997.

                                   FEDERATED DEPARTMENT STORES, INC.

                                   By:           /s/ Dennis J. Broderick
                                                   Dennis J. Broderick
                                             Senior Vice President, General
                                                   Counsel, and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed below by the following persons in the capacities indicated on March 25, 1997.

   Signature                                          Title

   *Allen I. Questrom                   Chairman of the Board and Chief
   Allen I. Questrom                    Executive Officer (principal
                                        executive officer) and Director

    *Ronald W. Tysoe                    Vice Chairman and Chief Financial
    Ronald W. Tysoe                     Officer (principal financial
                                        officer) and Director

    *Joel A. Belsky                     Senior Vice President and
     Joel A. Belsky                     Controller (principal accounting
                                        officer)

    *Lyle Everingham                    Director
    Lyle Everingham

    *Meyer Feldberg                     Director
     Meyer Feldberg

  *Earl G. Graves, Sr.                  Director
  Earl G. Graves, Sr.

    *George V. Grune                    Director
    George V. Grune

    *Joseph Neubauer                    Director
    Joseph Neubauer

   *Paul W. Van Orden                   Director
   Paul W. Van Orden

*Karl M. von der Heyden                 Director
 Karl M. von der Heyden

 *Marna C. Whittington                  Director
  Marna C. Whittington

  *James M. Zimmerman                   Director
   James M. Zimmerman


*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 pursuant to Powers of Attorney executed by the above-named persons.

                                             /s/ Dennis J. Broderick
                                               Dennis J. Broderick,
                                                 Attorney-in-Fact



                         INDEX TO EXHIBITS

                                                           Sequentially
                                                           Numbered
Exhibit No.              Exhibit                               Page
  4.1   -- Certificate of Incorporation of the Company
           (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (the
           "1994 Form 10-K"))

  4.2 -- By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the 1994 Form 10-K)

  4.3 -- Rights Agreement between the Company and the Rights Agent thereunder (incorporated by reference to Exhibit 4.3 to the 1994 Form 10-K)

  5     -- Opinion of Counsel

 23     -- Consent of KPMG Peat Marwick LLP*

 24     -- Powers of Attorney*











_________________

     * Previously filed